     As filed with the Securities and Exchange Commission on February 10, 1997
                                                    Registration No. 333-21483
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                               -----------------------

                                   POST-EFFECTIVE
                                   AMENDMENT NO. 1
                                          TO
                                       FORM S-1
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                               -----------------------

                               PEREGRINE SYSTEMS, INC.
                (Exact name of Registrant as specified in its charter)

                               -----------------------

           Delaware                         7372                   95-3773312
(state or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number)    Identification
                                                                    Number)

                               Peregrine Systems, Inc.
                                12670 High Bluff Drive
                             San Diego, California 92130
                                    (619) 481-5000
     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               -----------------------

                                    Alan H.  Hunt
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               Peregrine Systems, Inc.
                                12670 High Bluff Drive
                             San Diego, California 92130
                                    (619) 481-5000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------------

                                      COPIES TO:
            Douglas H. Collom, Esq.           Frederick T. Muto, Esq.
          Robert F. Kornegay, Esq.              Eric J. Loumeau, Esq.
             Mark B. Baudler, Esq.            Blake T. Bilstad, Esq.
      WILSON SONSINI GOODRICH & ROSATI          COOLEY GODWARD LLP
          Professional Corporation             4365 Executive Drive
             650 Page Mill Road                      Suite 1100
              Palo Alto, CA 94304               San Diego, CA 92121
               (415) 493-9300                      (619) 550-6000

                               -----------------------

               APPROXIMATE DATE OF COMMENCEMENT OF SALE TO THE PUBLIC:
                                    April 8, 1997

                               -----------------------

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to
       Rule 415 under the Securities Act of 1933, check the following box. / /
             If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
       If this form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                               -----------------------



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SUPPLEMENTAL NOTE

    On February 10, 1997, the Registrant filed its Registration Statement on Form S-1 (File No. 333-21483) covering 3,450,000 shares of the Registrant's Common Stock, including 450,000 shares subject to an over-allotment option to be granted to the Underwriters upon the effectiveness of the Registration Statement.

    On April 7, 1997, the Registrant filed Amendment No. 5 to the Registration Statement reducing the number of shares to be registered thereunder to 2,760,000, including 2,400,000 shares to be purchased and sold by the Underwriters and 360,000 shares subject to an over-allotment option to be granted to the Underwriters upon the effectiveness of the Registration Statement.

    On April 8, 1997, the Commission declared the Registration Statement effective.

    Pursuant to the Underwriting Agreement dated April 8, 1997, the
Underwriters agreed to purchase from the Registrant 2,300,000 shares of Common Stock, and the Registrant granted the Underwriters an over-allotment option to acquire 345,000 shares of Common Stock as more fully described under the caption "Underwriters" in the prospectus forming a part of the Registration Statement. On April 9, 1997, the Company filed its form of final prospectus with the Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the "Securities Act"). In reliance on Rule 462(b) of the Securities Act and as previously approved by the Staff of the Commission, the form of prospectus filed under Rule 424(b)(4) reflected a reduction in the number of shares sold by the Underwriters from 2,400,00 from 2,300,000 and the number of shares subject to the Underwriters' over-allotment option from 360,000 to 345,000.

    The Underwriter's over-allotment option expired unexercised on May 8, 1997.

    Accordingly, the Registrant hereby de-registers an aggregate of 460,000 shares of its Common Stock registered pursuant to the Registration Statement, consisting of (i) the additional 100,000 shares of Common Stock not sold by the Underwriters in the offering but identified for sale in the prospectus at the time the Registration Statement became effective and (ii) the 360,000 shares of Common Stock indicated in the such prospectus as being subject to the Underwriters' over-allotment option.

                                      SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post- Effective Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 19th day of May 1997.

                                  PEREGRINE SYSTEMS, INC.

                                  By:    /S/ ALAN H. HUNT*
                                       --------------------------------------
                                             Alan H. Hunt
                                       President and Chief Executive Officer



    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED


                Signature                                Title                              Date
-------------------------------------- --------------------------------------------      ------------
/S/  ALAN H. HUNT*                     President and Chief Executive Officer             May 19, 1997
-------------------------------------- (Principal Executive Officer) and Director
    (Alan H. Hunt)

/S/  DAVID A. FARLEY                   Chief Financial Officer (Principal Financial      May 19, 1997
-------------------------------------- and Accounting Officer) and Director
    (David A. Farley)

/S/  JOHN J. MOORES*                   Chairman of the Board of Directors                May 19, 1997
--------------------------------------
    (John J. Moores)

/S/  CHRISTOPHER A. COLE*              Director                                          May 19, 1997
--------------------------------------
    (Christopher A. Cole)

/S/  RICHARD A. HOSLEY II*             Director                                          May 19, 1997
--------------------------------------
    (Richard A. Hosley II)

/S/  CHARLES E. NOELL III*             Director                                          May 19, 1997
--------------------------------------
    (Charles E. Noell)

/S/  NORRIS VAN DEN BERG*              Director                                          May 19, 1997
--------------------------------------
    (Norris van den Berg)


*BY: /S/ DAVID A. FARLEY
--------------------------------------
        (David A. Farley)
         Attorney-in Fact